Exhibit 99.1

Broad Capital Acquisition Corp.

Pro Forma Balance Sheet

	January 13,	Pro Forma
	2022	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS:
Current Assets:
Cash	$2,069	$1,165,728	a.	$1,034,454
		190	b.
		(133,533)	c.
		1,590,690	d.
		47,721	e.
		(31,814)	g.
		(1,606,597)	i.
Prepaid expenses	36,900	-		36,900
Subscription receivable	1,165,728	(1,165,728)	a.	-
Deferred offering costs associated with the initial public offering	-	31,814	g.	-
		(31,814)	j.
Total Current Assets	1,204,697	(133,343)		1,071,354

Cash and marketable securities held in Trust Account	101,000,000	1,606,597	i.	102,606,597

Total Assets	$102,204,697	$1,473,254		103,677,951

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

Current Liabilities:
Promissory note – related party	$133,533	$(133,533)	c.	$-
Total Current Liabilities	133,533	(133,533)		-

Deferred underwriting commission	3,500,000	55,674	h.	3,555,674

Total Liabilities	3,633,533	(77,859)		3,555,674

Commitments and Contingencies

Common stock subject to possible redemption; 10,159,069 (at $10.10 per share)	101,000,000	1,590,690	d.	102,606,597
		15,907	f.

Stockholders’ Deficit:
Preferred Stock, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common Stock, $0.000001 par value, 100,000,000 shares authorized; 3,321,358 issued and outstanding[1] (excluding 10,159,069 shares subject to possible redemption)	4	0	e.	3
		(0)	l.
Additional paid-in capital	-	47,721	e.	-
		(15,907)	f.
		(55,674)	h.
		(31,814)	j.
		55,674	k.
Accumulated deficit	(2,428,840)	190	b.	(2,484,324)
		(55,674)	k.

Total Stockholders’ Deficit	(2,428,836)	(55,484)		(2,484,320)

Total Liabilities and Stockholders’ Deficit	$102,204,697	$1,473,254		$103,677,951

Broad Capital Acquisition Corp.

Pro Forma Balance Sheet

(unaudited)

NOTE 1. CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Broad Capital Acquisition Corp. (the “Company”) as of January 13, 2022, adjusted for the closing of the underwriters’ partial exercise of its over-allotment option and related transactions which occurred on February 10, 2022, as described below.

The Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”) on January 11, 2022, which closed on January 13, 2022. Each Unit consists of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the closing of a business combination.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,500,000 Units to cover over-allotments, if any. On February 10, 2022, the underwriters partially exercised the over-allotment option and purchased an additional 159,069 Units (the “Over-Allotment Units”), generating gross proceeds of $1,590,690 and forfeited the remainder of the option, which is 335,233 shares of common stock.

In connection with the closing and sale of the Over-Allotment Units and the additional Private Placement Units (together, the “Over-Allotment Closing”), a total of $1,606,596.90 in proceeds from the Over-Allotment Closing (which amount includes $31,813.80 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public shareholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Unaudited pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option described above are as follows:

Pro forma entry		Debit	Credit
a.	Cash	1,165,728
	Subscription receivable		1,165,728
	To record transfer from escrow account back to operating account

b.	Cash	190
	Bank service fee		190
	To record bank service fee reversal

c.	Promissory Note	133,533
	Cash		133,533
	To record pay back of promissory note

d.	Cash	1,590,690
	Common stock subject to possible redemption		1,590,690
	To record sale of 159,069 Overallotment Units at $10.00 per Unit

e.	Cash	44,721
	Common Stock		0
	Additional paid-in capital		44,721
	To record sale of 4,472 Private Placement Units at $10.00 per unit

f.	Additional paid-in capital	15,907
	Common stock subject to possible redemption		15,907
	To record Accretion of redemption value at $10.10 per unit

g.	Deferred offering costs	31,814
	Cash		31,814
	To record payment of 2% of cash underwriting fee

h.	Additional paid-in capital	55,674
	Deferred underwriting commission		55,674
	To record the liability for 3% deferred underwriting fees on overallotment option

i.	Cash in Trust	1,606,597
	Cash		1,606,597
	To record the amount of Cash in Trust

j.	Additional paid-in capital	31,814
	Deferred offering costs		31,814
	To record transfer of deferred offering costs in APIC deficit

k.	Retained earnings	55,674
	Additional paid-in capital		55,674
	To record transfer of APIC deficit in Accumulated deficit

l.	Common Stock	0
	Additional paid-in capital		0
	To record forfeited shares due to partial over-allotment